Exhibit 99.1

TissueInformatics.Inc

Audited Financial Statements

Year ended December 31, 2003

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of

TissueInformatics.Inc

In our opinion, the accompanying balance sheet and the related statement of operations, of stockholders’ deficit, and of cash flow presents fairly, in all material respects, the financial position of TissueInformatics.Inc (the “Company”) at December 31, 2003, and the results of its operations and its cash flow for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

May 21, 2004

TISSUEINFORMATICS.INC

BALANCE SHEET

December 31, 2003
ASSETS
Current assets:
Cash & cash equivalents	$3,418,663
Accounts receivable	86,650
Other current assets	81,389

Total current assets	3,586,702
Property and equipment, net	947,298
Patents and trademarks, net	353,518
Other assets	10,730

Total assets	$4,898,248

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$96,170
Accrued liabilities	130,838
Deferred revenue	6,816
Current portion of long-term debt	103,206
Current portion of capital lease obligations	9,334

Total current liabilities	346,364
Long term debt, less current portion	58,322
Capital lease obligations, less current portion	335

Total liabilities	405,021

Series A Redeemable Convertible Preferred Stock; $.001 par; 9,886,650 shares authorized, issued and outstanding; liquidation preference of $10,856,014	10,856,014
Series B Redeemable Convertible Preferred Stock; $.001 par; 20,000,000 shares authorized; 14,059,500 shares issued and outstanding; liquidation preference of $15,076,088	15,076,088

Stockholders’ deficit:
Common stock; $.001 par; 36,037,000 shares authorized; 3,341,240 shares issued and outstanding	3,341
Additional paid-in capital	610,349
Notes receivable from employees	(60,000)
Accumulated deficit	(21,992,565)

Total stockholders’ deficit	(21,438,875)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$4,898,248

The accompanying notes are an integral part of the financial statements.

TISSUEINFORMATICS.INC

STATEMENT OF OPERATIONS

Year Ended December 31, 2003
Revenues	$309,118

Cost and expenses
Research & development	2,692,407
Selling & marketing	891,513
General and administrative	1,505,071

Total costs and expenses	5,088,991

Loss from operations	(4,779,873)

Interest income	109,809
Interest expense	(7,130)

Total interest (expense) income, net	102,679

Net loss	(4,677,194)

Dividends and accretion on preferred stock	(1,209,633)

Net loss attributable to common stockholders	$(5,886,827)

The accompanying notes are an integral part of the financial statements.

TISSUEINFORMATICS.INC

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in Capital	Notes Receivable from Employees	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount
Balance at December 31, 2002	3,338,222	$3,338	$1,819,795	$(63,126)	$(17,315,371)	$(15,555,364)

Exercise of stock options	3,018	3	187	—	—	190
Payments on notes receivable from employees	—	—	—	3,126	—	3,126
Convertible Preferred Stock dividends:
Series A	—	—	(494,332)	—	—	(494,332)
Series B	—	—	(702,975)	—	—	(702,975)
Accretion of Series B Preferred Stock to redemption value	—	—	(12,326)	—	—	(12,326)
Net loss for the year	—	—	—	—	(4,677,194)	(4,677,194)

Balance at December 31, 2003	3,341,240	$3,341	$610,349	$(60,000)	$(21,992,565)	$(21,438,875)

The accompanying notes are an integral part of the financial statements.

TISSUEINFORMATICS.INC

STATEMENT OF CASH FLOW

Year ended December 31, 2003

Cash flows from operating activities:
Net loss	$(4,677,194)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	438,465
Changes in operating assets and liabilities:
Account receivable and other current assets	(16,033)
Other assets	1,984
Accounts payable	(166,378)
Accrued liabilities & other	(31,174)
Deferred revenue	(66,256)

Net cash used in operating activities	(4,516,586)

Cash flows from investing activities:
Capital expenditures	(7,537)
Proceeds from repayment of employee notes	3,126
Release of restricted cash	34,403
Development of patents & trademarks	(121,973)

Net cash used in investing activities	(91,981)

Cash flows from financing activities:
Repayment of long-term debt and capital leases	(82,014)
Proceeds from long-term debt	8,749
Proceeds from exercise of stock options	190

Net cash used in financing activities	(73,075)

Decrease in cash and cash equivalents	(4,681,642)
Cash and cash equivalents, beginning of year	8,100,305

Cash and cash equivalents, end of year	$3,418,663

The accompanying notes are an integral part of the financial statements.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS

1. History and Nature of the Business

TissueInformatics.Inc (the “Company” or “TissueInformatics”) develops and applies automated pathology software, “machine vision,” for the quantitative analysis of tissue changes in drug discovery, disease assessment, toxicology, and tissue engineering. The Company maintains its headquarters in Pittsburgh, Pennsylvania.

The Company is subject to the risks associated with emerging technology-oriented companies. Primary among these risks are competition from substitute products and the ability to successfully develop and market its products. The Company has experienced recurring losses from operations since its inception and has placed substantial and increasing reliance on additional equity financing in order to satisfy its obligations as they become due.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of less than three months to be cash and cash equivalents. The Company evaluates the financial strength of institutions at which significant investments are made and believes the related credit risk is limited to an acceptable level.

Restricted Cash

At December 31, 2002, the Company had pledged $34,403 of cash as security for a letter of credit provided by a financial institution. This restricted cash was released during 2003.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

Property and Equipment

Property and equipment is primarily comprised of laboratory equipment, computer equipment, furniture, and leasehold improvements which are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to operations as incurred; major expenditures for renewals and betterments are capitalized and depreciated. Property and equipment acquired under capital leases are being depreciated over their estimated useful lives or the respective lease term, if shorter.

Patents and Trademarks

Patents and trademarks are amortized on a straight-line basis over a five-year period. Amortization expense associated with patents and trademarks was $111,501 during the year ended December 31, 2003.

Other Assets

Other assets include deposits for building leases.

Capitalized Software Costs

The Company accounts for the costs of development of software applications to be sold to or used by third parties in accordance with Statement of Financial Accounting Standards No. 86 “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed.” Software development costs are required to be capitalized beginning when a product’s technological feasibility has been established and ending when a product is available for general release. To date, the period between achieving technological feasibility and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and finite lived intangible assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 requires long-lived assets to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment is recognized in the event that the net book value of an asset exceeds the future undiscounted cash flows attributable to such asset or the business to which such asset relates and the net book value exceeds fair value. The impairment amount is measured as the amount by which the carrying amount of a long-lived asset (or asset group) exceeds its fair value. No impairment loss was required to be recognized during the year ended December 31, 2003.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

Income Taxes

The Company accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for the temporary differences between financial reporting and tax bases of the Company’s assets and liabilities and for tax carryforwards at enacted statutory rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established where necessary to reduce deferred tax assets to the amounts expected to be realized.

Revenue and Recognition

Revenue from services are recognized ratably over the periods in which the services are provided if collection of the resultant receivable is deemed probable. Revenue related to the development of proprietary tissue analysis software applications is recognized as the related performance milestones are completed and customer acceptance has been received. Revenue recognized during 2003 relates primarily to tissue procurement and research collaboration services provided.

Stock-Based Compensation

The Company accounts for stock-based compensation under the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) which states that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value of the Company’s common stock on the grant date. In the event that stock options are granted with an exercise price below the estimated fair value of the Company’s common stock at the grant date, the difference between the fair value of the Company’s common stock and the exercise price is recorded as deferred compensation and expensed over the vesting period.

The Company has adopted the disclosure requirements Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”) as amended by SFAS No. 148, which requires compensation expense to be disclosed based on the fair value of the options granted at the date of grant. Stock options or warrants granted to non-employees for services are accounted for in accordance with SFAS No. 123, which requires that these options and warrants be valued using the Black-Scholes model and the resulting charge recorded as the related services are performed. The Company did not issue stock options to consultants or accelerate the vesting of stock options during the year ended December 31, 2003.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

The Company continues to apply APB No. 25 and related interpretations in accounting for all of the Company’s stock option plans. Had compensation costs been determined based on the fair value at the grant date for awards under the plans, consistent with the methods of SFAS No. 123, the Company’s net loss attributable to common stockholders for the year ended December 31, 2003, would have increased to the pro forma amount indicated below:

2003
Net loss attributable to common stockholders:
As reported	$(5,886,827)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	330,089

SFAS 123 pro forma	$(6,216,916)

The per share weighted average fair value of stock options granted during fiscal 2003 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 2003: expected dividend yield of 0%; risk free interest rate of 2.7%; expected option lives of approximately five years; and a volatility factor of 0%.

Cash Flow

The Company made cash payments for interest of $7,130 for the year ended December 31, 2003.

The Company acquired property and equipment through the assumption of capital lease obligations amounting to $11,197 for the year ended December 31, 2003.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of cash and cash equivalents. The Company primarily places its cash with high-credit quality financial institutions which invest primarily in U.S. Government securities, commercial paper of prime quality and certificates of deposit guaranteed by banks which are members of the FDIC. Cash deposits are all in financial institutions in the United States. The Company performs ongoing credit evaluations to reduce credit risk and requires no collateral from its customers. Management estimates the allowance for uncollectible accounts based on their historical experience and credit evaluation.

The Company has four commercial contracts which accounted for 24%, 23%, 20% and 16%, respectively, of the Company’s total revenues for the year ended December 31, 2003.

Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income” established standards for reporting and display of comprehensive income and its components in the financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. The Company had no other comprehensive income for the twelve months ended December 31, 2003.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

Segment Reporting

Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information,” (“SFAS No. 131”) requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company has determined that it operated in only one segment during the twelve-month period ended December 31, 2003. The Company only has operations in the United States of America.

Internal Use Software

Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” (“SOP No. 98-1”) provides guidance regarding when software developed or obtained for internal use should be capitalized. The predominant portion of the software applications used by the Company were purchased from third parties. The Company expenses the cost of accumulating and preparing data for use in its database applications as such costs are incurred.

Recent Accounting Pronouncements

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS No. 149”). FASB Statements No. 133 “Accounting for Derivative Instruments and Hedging Activities” and No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” establish accounting and reporting standards for derivative instruments including derivatives embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 149 amends Statement 133 for certain decisions made by the Board as part of the Derivatives Implementation Group (DIG) process. This Statement contains amendments relating to FASB Concepts Statement No. 7, “Using Cash Flow Information and Present Value in Accounting Measurements,” and FASB Statements No. 65, “Accounting for Certain Mortgage Banking Activities,” No. 91 “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases,” No. 95, “Statement of Cash Flows,” and No. 126, “Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities.” The provisions of SFAS No. 149 are effective for contracts entered into or modified after September 30, 2003. The adoption of SFAS No. 149 did not have any impact on the Company’s financial statements or results of operations.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 requires issuers to classify certain freestanding financial instruments as liabilities. These freestanding financial instruments include mandatorily redeemable financial instruments, obligations to repurchase the issuer’s equity shares by transferring assets and certain obligations to issue a variable number of shares. The provisions of SFAS No. 150 are effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of SFAS No. 150 did not have any impact on the financial statements or results of operations.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

3. Property and Equipment

Property and equipment consists of the following:

	Useful Lives (Years)	December 31, 2003
Laboratory equipment	5-7	$769,930
Computer equipment	3	865,354
Computer software	3	179,587
Furniture and fixtures	7	177,094
Leasehold improvements	3	8,215

Total costs		$2,000,180
Less accumulated depreciation and amortization		(1,052,882)

Property and equipment, net		$947,298

Depreciation and amortization expense for the year ended December 31, 2003 was $326,964.

The Company leases certain equipment under capital lease agreements. The cost of equipment under capital leases at December 31, 2003 was approximately $170,000. Accumulated amortization of these assets totaled approximately $138,000 at December 31, 2003.

4. Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accounts receivable at December 31, 2003 approximated their fair value due to the short-term nature of these items.

The historical carrying value of the Company’s capital lease obligations and long-term debt approximated their fair value because the interest rates on these obligations approximate rates currently available to the Company.

5. Income Taxes

No provision for federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

Significant components of the Company’s deferred tax assets at December 31, 2003 consist of the following:

Domestic net operating loss carryforwards	$8,318,000
Research and development credits	636,000

Total deferred tax assets	8,954,000
Valuation allowance for deferred tax assets	(8,954,000)

Net deferred tax asset	$—

As of December 31, 2003 the Company had no deferred tax liabilities. At December 31, 2003, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. The increase in valuation allowance resulted primarily from the additional net operating loss carryforward generated.

As of December 31, 2003 the Company had federal and state net operating loss carryforwards of $20,000,000. These net operating loss carryforwards begin to expire in 2012. The utilization of the federal net operating loss carryforwards is subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code. The annual limitation on utilization of net operating losses generated prior to the change in stock ownership is $1,569,000 per year. Since this annual limitation exceeds the amount of loss generated prior to the ownership change, no net operating losses will be lost as a result of the application of the annual limitation.

Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

2003
Effective rate	0%

United States federal tax at statutory rate	$(1,586,000)
State taxes (net of federal benefit)	(306,000)
Change in valuation allowance	2,081,000
Research and development credits	(175,000)
Other nondeductible expenses	(14,000)

Provision for income taxes	$—

6. Long-Term Debt

Long-term debt as of December 31, 2003 consisted of the following:

Pittsburgh Biomedical Development grant payable	$58,322
Urban Redevelopment Authority loan payable	29,186
Commonwealth of Pennsylvania Ben Franklin grant payable	67,313
Community Development Loan Fund	6,707

161,528
Less current portion	(103,206)

$58,322

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

The amount due the Pittsburgh Biomedical Development Corporation (“PBDC”) represents deferred royalty payments. In March 2004 the agreement with PBDC was amended. The amendment limited the royalty obligation to 2% of annual gross revenues up to a maximum of $150,000. The royalties are due 60 days after the calendar quarter for which accumulated revenues exceed $1 million.

The loan payable to Urban Redevelopment Authority of Pittsburgh bears interest at 3.875% and requires monthly principal payments of $2,705 through November 2004.

The grant payable to Commonwealth of Pennsylvania Ben Franklin Partnership Challenge Fund Program was amended in March 2004. The amendment terminated all obligations, including payback amounts based on a percentage of revenues and transfer fees, under the grant upon the payment of $110,000 during April 2004.

In March 2001, the Company borrowed $51,750 from the Community Development Loan Fund of Southwestern Pennsylvania pursuant to a term note. This note provides for interest of 12% and requires monthly principal and interest payments of $1,719 beginning in May 2001 and ending in April 2004. This note is secured by certain software.

Maturities of long-term debt are as follows:

2004	$103,206
2005	58,322

$161,528

7. Redeemable Stock and Stockholders’ Deficit

Capital Structure

The Company is authorized to issue up to 36,037,000 shares of $0.001 par value common stock and 29,886,650 shares of $0.001 par value preferred stock, of which 9,886,650 shares are designated as Series A preferred stock and 20,000,000 shares are designated as Series B preferred stock.

Series A Preferred Stock

Holders of the Series A Preferred Stock are entitled to receive dividends at a rate of 5% per annum. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to receive a liquidation preference equal to $1 for each share of Series A Preferred Stock (plus all accrued and unpaid dividends) after payment of the Series B liquidation preference and in preference to the holders of common stock. After payment of the liquidation preferences of the

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

Series B and Series A Preferred Stock, the holder of Series A Preferred Stock will fully participate (on an “as converted” basis) with the holders of the Series B Preferred Stock and common stock.

The Series A Preferred Stock is convertible at any time, at the option of the holder, at an initial conversion price equal to the offering price $1.00. Each share of Series A Preferred Stock is presently convertible into one share of common stock. The conversion price of the Series A Preferred Stock is subject to adjustment as provided in the Company’s Certificate of Incorporation to prevent dilution in the event the Company issues additional shares of equity securities.

The holders of Series A Preferred Stock are entitled to one vote per share of common stock into which their shares of Series A Preferred Stock are then convertible. Holders of a majority of the outstanding Series A Preferred Stock, voting as a class, shall elect one member of the Company’s Board of Directors.

In addition, the holders of Series A Preferred Stock have the right to require the redemption of up to one-third of its Series A Preferred Stock on each of the 6th, 7th, and 8th anniversaries from November 30, 2001. The redemption price shall equal $1.00 plus all accrued and unpaid dividends. The redemption rights expire upon the conversion of the Series A Preferred Stock into common stock.

The consent of holders of a majority of the outstanding Series A Preferred Stock is required for (i) the declaration or payment of any dividends (other than accruing dividends established in the Company’s Certificate of Incorporation); (ii) any increase in the number of authorized shares of Series A Preferred Stock; and (iii) any amendment to the Certificate of Incorporation that adversely affects the rights and preferences of the Series A Preferred Stock.

Holders of the Series A Preferred Stock have certain rights to require or otherwise participate in a registration of the Company’s securities under the Securities Act of 1933, as amended, as provided in the Registration Rights Agreement.

Series B Preferred Stock

Holders of the Series B Preferred Stock are entitled to receive dividends at a rate of 5% per annum. In the event of liquidation, the holders of the Series B Preferred Stock will be entitled to receive a liquidation preference equal to two times the original purchase price of the Series B Preferred Stock (plus all accrued and unpaid dividends) in preference to the holders of the Company’s Series A Preferred Stock. After payment of the liquidation preferences of the Series B and Series A Preferred Stock, the holder of Series B Preferred Stock will fully participate (on an “as converted” basis) with the holders of the Series A Preferred Stock and common stock.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

The Series B Preferred Stock is convertible at any time, at the option of the holder, at an initial conversion price equal to the offering price of $1.00. Each share of Series B Preferred Stock is presently convertible into one share of common stock. The conversion price of the Series B Preferred Stock is subject to adjustment as provided in the Company’s Certificate of Incorporation to prevent dilution in the event the Company issues additional shares of equity securities at a purchase price less than the offering price of $1.00.

The holders of Series B Preferred Stock are entitled to one vote per share of common stock into which their shares of Series B Preferred Stock are then convertible. Holders of a majority of the outstanding Series B Preferred Stock, voting as a class, shall elect two members of the Company’s Board of Directors.

Each holder of Series B Preferred Stock has a preemptive right to participate on a pro rata basis in future sales of newly issued equity or equity-linked securities in order to maintain the holder’s percentage ownership of the Company on a fully diluted basis, except as otherwise provided for in the Shareholder Rights Agreement.

In addition, the holders of Series B Preferred Stock have the right to require the redemption of up to one-third of its Series B Preferred Stock on each of the 6th, 7th, and 8th anniversaries from November 30, 2001. The redemption price shall equal the offering price ($1.00 per share) plus all accrued and unpaid dividends. The redemption rights expire upon the conversion of the Series B Preferred Stock into common stock.

The consent of holders of two-thirds of the outstanding Series B Preferred Stock is required for (i) any liquidation, dissolution or winding up of, or any consolidation or merger involving the Company; (ii) the sale, abandonment, transfer or encumbrance of more than 25% of the properties or other assets of the Company (as measured by the current book value); (iii) the declaration or payment of any dividends (other than accruing dividends established in the Company’s Certificate of Incorporation); (iv) the issue or redemption of any debt securities; (v) any change in the number of authorized shares of Series B Preferred Stock; and (vi) amendments to the Certificate of Incorporation that adversely affects or otherwise alter the rights and preferences of the Series B Preferred Stock, issue any class of stock having priority over or parity with the Series B Preferred Stock, or otherwise amend or change the Company’s Certificate of Incorporation or Bylaws.

Holders of the Series B Preferred Stock have certain rights to require or otherwise participate in a registration of the Company’s securities under the Securities Act of 1933, as amended, as provided in the Registration Rights Agreement.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

8. Stock Option Plan

The Company’s Board of Directors and Shareholders have approved the 2001 Stock Option Plan (the 2001 Plan). Under the terms of the 2001 Plan, the Company can issue options to purchase 5,312,500 shares of common stock to employees, directors, and consultants of the Company. Grants issued under the Plan are subject to one or more vesting conditions as determined and specified by the Plan’s committee which is appointed by the Board of Directors.

A summary of the activity under the 2001 Plan for the year ended December 31, 2003 is presented below.

	Shares Available for Grant	Shares Underlying Options	Weighted Average Price
Balance December 31, 2002	758,560	4,017,768	$0.46
Options granted	(233,000)	233,000	0.15
Options exercised	—	—	—
Options forfeited	1,467,027	(1,467,027)	0.45

Balance December 31, 2003	1,992,587	2,783,741	$0.44

Information regarding employee and non-employee stock options outstanding at December 31, 2003 is summarized in the table below:

Exercise Prices	Options Outstanding	Weighted Average Remaining Life in Years	Shares Exercisable
$ 0.15	2,555,266	8.7	825,551
2.40	83,985	6.6	71,308
2.60	62,500	6.3	57,292
4.80	11,310	7.3	7,572
6.00	70,680	6.4	64,685

	2,783,741	8.5	1,026,408

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

The grant date weighted-average fair value of employee options granted during 2003 was $0.02 per share.

The Company has seven-year full recourse promissory notes at an interest rate of 5.75% with certain employees totaling approximately $60,000. These notes were issued in 2002 upon the exercise of these employees’ stock options. The promissory notes are being repaid through monthly payroll deductions. The outstanding balance of the promissory notes is recorded as an increase in stockholders’ deficit in the accompanying balance sheet at December 31, 2003.

9. Profit Sharing Plan

The Company has a qualified defined contribution profit sharing plan (the Plan) covering substantially all employees, whereby TissueInformatics.Inc contributes an amount equal to 25% of each participant’s contribution, not to exceed 4% of such participant’s earnings. In addition, the Company may, in its sole discretion, contribute to the Plan an amount to be determined from year to year. Employer contributions were approximately $14,660 for the year ended December 31, 2003.

10. Commitments

The Company leases its office facility and certain office and other equipment under various operating and capital leases that expire by 2005. The approximate future minimum payments under these leases are as follows for the years ending December 31:

	Capital Leases	Operating Leases
2004	$9,585	$72,277
2005	343	6,560

Total minimum lease payments	$9,928	$78,837

Less amounts representing interest	(259)

Present value of net minimum payments	9,669
Less: current portion of capital lease obligation	(9,334)

Capital lease obligation, less current portion	$335

Total rental expense amounted to approximately $129,903 in 2003, and is included in general and administrative expenses in the accompanying statement of operations.

TISSUEINFORMATICS.INC

NOTES TO FINANCIAL STATEMENTS – (continued)

11. Subsequent Events

On March 11, 2004, the Company was acquired by Paradigm Genetics, Inc. The acquisition was an all-stock transaction in which approximately 3.4 million shares of Paradigm Genetics common stock were issued, valued at approximately $4.6 million as of the day of closing, for all outstanding equity of the Company. Approximately 2.7 million additional shares of Paradigm Genetics common stock will be issued subject to certain performance milestones during 2004 as specified in the merger agreement.